Exhibit 99.1

Contacts:

Raymond Jones	Cynthia Nowak
Investor Relations	Public Relations
206-470-7137	206-757-2701
ir@zillow.com	press@zillow.com

ZILLOW REPORTS RECORD FIRST QUARTER 2012 RESULTS

•	Record Revenue of $22.8 million, up 103% over first quarter 2011, marking sixth consecutive quarter of over 100% year-over-year revenue growth.

•	Record Marketplace Revenue of $16.6 million, up 141% over first quarter 2011.

•	Record Quarterly Net Income of $1.7 million, resulting in EPS of $0.06.

•	Record Quarterly Adjusted EBITDA of $5.4 million, representing 24% of revenue.

•	Record usage across mobile and Web as homes viewed on mobile devices exceeded the Web for the first time.

•

Zillow® entered into a definitive agreement to acquire RentJuice Corporation, a leading provider of rental relationship management software for landlords, property managers and rental brokers, announced separately today.

SEATTLE — May 2, 2012 — Zillow, Inc. (NASDAQ:Z), the leading real estate information marketplace, today announced financial results for the quarter ended March 31, 2012.

“Mobile usage and site traffic grew substantially during the first quarter, which led to record revenue and EBITDA levels exceeding our prior outlook, and our sixth consecutive quarter of triple-digit, year-over-year revenue growth,” said Spencer Rascoff, chief executive officer of Zillow. “We continue to expand our addressable market and competitive advantage as we extend our mobile leadership, launch more services for real estate professionals, and grow our mortgage and rentals marketplaces. In particular, we took a giant leap forward in growing our rentals marketplace with today’s announcement that Zillow is acquiring RentJuice. This acquisition will provide us with a comprehensive suite of business and marketing services for rental professionals, similar to what took us years to build and grow in our parallel marketplace for real estate agents.”

First Quarter 2012 Financial Highlights

•	Total revenue increased 103% to $22.8 million from $11.3 million in the first quarter of 2011.

•	Marketplace Revenue increased 141% to $16.6 million from $6.9 million in the first quarter of 2011.

•	Display Revenue increased 42% to $6.2 million from $4.4 million in the first quarter of 2011.

•	Net income was $1.7 million, compared to a net loss of $0.8 million in the first quarter of 2011.

•	Earnings per share were $0.06 in the first quarter, compared to a loss of ($0.06) per share in the same period last year.

•	Adjusted EBITDA was $5.4 million, or 24% of revenue, which was an increase from $1.1 million in the first quarter of 2011, or 9% of revenue.

Operating and Business Highlights

•	Average monthly unique users grew 84% to 31.8 million in the first quarter of 2012 compared to 17.3 million average monthly unique users for the same period in 2011.

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Zillow usage on mobile devices continues to accelerate substantially. For the first time, more homes each month are now viewed via Zillow on a mobile device than on the Web. In March 2012, 155 million homes were viewed on Zillow Mobile, or 57 homes per second. By comparison, in March 2011, 44 million homes were viewed on Zillow Mobile at a rate of 16 homes per second.

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In February, Zillow introduced the Zillow Mortgage Marketplace App for AndroidTM, and in April introduced Zillow’s first app designed exclusively for the rental market. Zillow Rentals for Android provides access to Zillow’s proprietary Rent Zestimate® along with custom draw and side-by-side comparison capabilities to make it easy for renters to find and compare homes. Zillow Mobile operates the most popular suite of mobile real estate applications, with 10 separate apps across every major platform: Android (smartphones and tablets), Kindle Fire, RIM (BlackBerry®), iOS (iPad® and iPhone®) and Windows Phone 7®.

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Announced separately today, Zillow has entered into a definitive agreement to acquire RentJuice, a San Francisco-based company, for $40 million in cash. RentJuice® provides rental relationship management software for landlords, property managers and rental brokers. This acquisition will expand Zillow’s total addressable market as a marketing and business management partner for rental professionals. The transaction is subject to satisfaction of customary closing conditions and is expected to close in the second quarter of 2012.

•	Premier Agent subscribers totaled 18,616 at March 31, 2012, up 74% year over year. Premier Agent revenue is reported as part of Marketplace Revenue.

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As part of Zillow’s strategic expansion to offer a more robust suite of services to real estate professionals, Zillow launched Agent Hub in April. This free online portal makes it easy for agents to view ROI metrics on their advertising, access and use a custom customer relationship management platform, and sign up for online training to help grow their business.

•	In April, Zillow announced the extension of its exclusive advertising partnership with Yahoo! under which Zillow manages advertising sales for Yahoo! Real Estate and operates the Yahoo!-

Zillow Real Estate Network, the largest real estate network on the Web. Zillow Premier Agents get the benefit of having their listings and ads distributed across Zillow, Zillow Mobile and Yahoo! Real Estate.

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In April, Zillow announced it will open a new office later this summer in Irvine, Calif. and expand its sales team there. Zillow plans to staff up to 100 employees in Irvine in 2012, primarily by growing its sales force by up to 80 people. The Southern California sales team will focus on selling Premier Agent subscriptions to local real estate professionals throughout the country across the Yahoo!-Zillow Real Estate Network.

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Zillow Mortgage Marketplace saw substantial growth during the quarter. More than 2.5 million loan requests were submitted to Zillow Mortgage Marketplace in the first quarter, which compares to 1.8 million requests submitted for the entire year in 2010.

Business Outlook — Second Quarter 2012

Zillow is providing Revenue and Adjusted EBITDA outlook for the second quarter of 2012 as follows:

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Revenue for the second quarter of 2012 is expected to be in the range of $25.5 to $26.5 million. This represents 64% year-over-year growth at the midpoint of the range over second quarter of 2011 revenue of $15.8 million.

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Adjusted EBITDA for the second quarter of 2012 is expected to be in the range of $3.25 to $3.75 million, representing a 13% margin at the mid-point of the range, compared to second quarter of 2011 Adjusted EBITDA of $3.9 million, which represented a 24% margin.

Quarterly Conference Call

A conference call to discuss Zillow’s first quarter 2012 financial results will be webcast live today at 2 p.m. PDT (5 p.m. EDT). The live webcast of the conference call will be available on the investor relations section of Zillow’s website at http://investors.zillow.com/. For those without access to the Internet, the call may be accessed toll-free via phone at 877-643-7152 with conference ID# 71550902. Callers outside the United States may dial 443-863-7921 with conference ID# 71550902. Following completion of the call, a recorded replay of the webcast will be available on the investor section of the Zillow website until May 16, 2012. To listen to the telephone replay, call toll-free 855-859-2056 with conference ID# 71550902. Callers outside the United States may dial 404-537-3406 with conference ID# 71550902.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, the statements regarding our belief about our addressable market and competitive advantage, our continued product innovation, growth of our marketplaces, the timing and expected benefits of our acquisition of RentJuice and our business outlook. Statements containing words such as “may,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “project,” “will,” “projections,” “business outlook,” “estimate,” or similar expressions constitute forward-looking statements. Differences in the Company’s actual results from those anticipated in these forward-looking statements may result from actions taken by the Company as well as from risks and uncertainties beyond the Company’s control. Factors that may contribute to such differences include, but are not limited to, the Company’s ability to maintain and effectively manage an adequate rate of growth; the impact of the real estate industry on the Company’s business; the Company’s ability to innovate and provide products and services that are attractive to its users and advertisers; the Company’s ability to increase awareness of the Zillow brand; the Company’s ability to maintain or establish relationships with listings and data providers; the Company’s ability to attract consumers to the Company’s websites and mobile applications; the Company’s ability to successfully close, integrate and realize the benefits of our past or future strategic acquisitions, including the acquisition of RentJuice, or investments; the Company’s ability to compete successfully against existing or future competitors; the reliable performance of the Company’s network infrastructure and content delivery processes; and the Company’s ability to protect its intellectual property. The foregoing list of risks and uncertainties is illustrative, but is not exhaustive. For more information about potential factors that could affect the Company’s business and financial results, please review the “Risk Factors” described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission, or SEC, and in the Company’s other filings with the SEC. Except as may be required by law, the Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.

Use of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, this press release includes references to Adjusted EBITDA, which is a non-GAAP financial measure. We have provided a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, within this earnings release.

Adjusted EBITDA is a key metric used by our management and board of directors to measure operating performance and trends, and to prepare and approve our annual budget. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA facilitates operating performance comparisons on a period-to-period basis.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not consider the potentially dilutive impact of share-based compensation;

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Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; and

•	Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, you should consider Adjusted EBITDA alongside other financial performance measures, including various cash flow metrics, net income (loss) and our other GAAP results.

About Zillow, Inc.

Zillow is the leading real estate information marketplace, providing vital information about homes, real estate listings and mortgages through its websites and mobile applications, enabling homeowners, buyers, sellers and renters to connect with real estate and mortgage professionals best suited to meet their needs. More than 32 million unique users visited Zillow’s websites and mobile applications in March 2012. Zillow, Inc. operates Zillow.com®, Zillow Mortgage Marketplace, Zillow Mobile, Postlets® and Diverse Solutions™. The company is headquartered in Seattle.

Zillow.com, Zillow, Zestimate and Postlets are registered trademarks of Zillow, Inc. Diverse Solutions is a trademark of Zillow, Inc.

iPhone and iPad are registered trademarks of Apple Inc. Android is a trademark of Google Inc. BlackBerry is a registered trademark of Research in Motion Limited. Windows is a registered trademark of Microsoft Corporation. Kindle Fire is a trademark of Seesaw, LLC. RentJuice is a registered trademark of RentJuice Corporation.

The Zillow logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=10012

(ZFIN)

ZILLOW, INC.

UNAUDITED CONDENSED BALANCE SHEETS

(in thousands)

	March 31, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$54,300	$47,926
Short-term investments	28,780	28,925
Accounts receivable, net	6,140	5,638
Prepaid expenses and other current assets	2,151	3,214

Total current assets	91,371	85,703
Long-term investments	15,230	15,285
Property and equipment, net	8,484	7,227
Goodwill	3,676	3,676
Intangible assets, net	4,289	4,532
Other assets	223	245

Total assets	$123,273	$116,668

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$1,268	$1,681
Accrued expenses and other current liabilities	4,173	4,893
Accrued compensation and benefits	1,838	1,587
Deferred revenue	6,533	5,769
Deferred rent, current portion	62	60

Total current liabilities	13,874	13,990
Deferred rent, net of current portion	1,756	1,347
Other non-current liabilities	—	118
Shareholders’ equity:
Preferred stock	—	—
Class A common stock	2	2
Class B common stock	1	1
Additional paid-in capital	183,523	178,817
Accumulated deficit	(75,883)	(77,607)

Total shareholders’ equity	107,643	101,213

Total liabilities and shareholders’ equity	$123,273	$116,668

ZILLOW, INC.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2012	2011
Revenue	$22,833	$11,260
Costs and expenses:
Cost of revenue (exclusive of amortization) (1)(2)	3,350	1,817
Sales and marketing (2)	8,315	5,484
Technology and development (2)	5,030	2,996
General and administrative (2)	4,445	1,828

Total costs and expenses	21,140	12,125

Income from operations	1,693	(865)
Other income	31	39

Net income (loss)	$1,724	$(826)

Net income (loss) attributable to common shareholders	$1,724	$(826)
Net income (loss) per share attributable to common shareholders — basic	$0.06	$(0.06)
Net income (loss) per share attributable to common shareholders — diluted	$0.06	$(0.06)
Weighted-average shares outstanding — basic	28,348	13,347
Weighted-average shares outstanding — diluted	30,994	13,347
(1) Amortization of website development costs and intangible assets included in technology and development is as follows:	$2,004	$1,223

(2) Includes share-based compensation expense as follows:
Cost of revenue	$85	$41
Sales and marketing	190	107
Technology and development	310	86
General and administrative	833	156

Total	$1,418	$390

Other Financial Data:
Adjusted EBITDA (3)	$5,447	$1,051

(3) See above for more information regarding our presentation of Adjusted EBITDA.

Adjusted EBITDA

The following table presents a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure, for each of the periods presented (in thousands, unaudited):

	Three Months Ended
	March 31,
	2012	2011
Reconciliation of Adjusted EBITDA to Net Income (Loss):
Net income (loss)	$1,724	$(826)
Other income	(31)	(39)
Depreciation and amortization expense	2,336	1,526
Share-based compensation expense	1,418	390

Adjusted EBITDA	$5,447	$1,051

Revenue by Type

The following tables present our revenue by type and as a percentage of total revenue for each of the periods presented (in thousands, unaudited):

	Three Months Ended
	March 31,
	2012	2011
Revenue:
Marketplace revenue	$16,593	$6,881
Display revenue	6,240	4,379

Total	$22,833	$11,260

	Three Months Ended
	March 31,
	2012	2011
Percentage of Revenue:
Marketplace revenue	73%	61%
Display revenue	27%	39%

Total	100%	100%

Key Growth Drivers

The following tables set forth our key growth drivers for each of the periods presented:

	Average Monthly Unique Users for the Three Months Ended March 31,		2011 to 2012
	2012	2011	% Change
	(in thousands)
Unique Users	31,797	17,306	84%

Unique users source: Beginning in October 2011, we measure unique users with Google Analytics. Prior to October 2011, we measured monthly unique user metrics with Omniture analytical tools. We believe Google Analytics and Omniture result in materially consistent measurements of our monthly unique users.

	At March 31,		2011 to 2012
	2012	2011	% Change
Premier Agent Subscribers	18,616	10,710	74%